Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

by and among

EXLSERVICE HOLDINGS, INC.

and the STOCKHOLDERS named herein

Dated: October 25, 2006

i

	(a)	Indemnification by the Company	23
	(b)	Indemnification by Designated Stockholders	24
	(c)	Conduct of Indemnification Proceedings	24
	(d)	Contribution	25

10.	Rule 144		26

11.	Miscellaneous		26
	(a)	Stock Splits, etc.	26
	(b)	No Inconsistent Agreements	26
	(c)	Remedies	26
	(d)	Amendments and Waivers	27
	(e)	Notices	27
	(f)	Permitted Assignees; Third Party Beneficiaries	28
	(g)	Counterparts	28
	(h)	Headings	28
	(i)	GOVERNING LAW	28
	(j)	Severability	28
	(k)	Rules of Construction	28
	(l)	Entire Agreement	28
	(m)	Further Assurances	28
	(n)	Other Agreements	28

ii

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of October 25, 2006, by and among ExlService Holdings, Inc., a Delaware corporation (the ”Company”), and the stockholders that are party to this Agreement from time to time, as set forth on the signature page hereto.

WHEREAS, the Company intends to consummate an Initial Public Offering (as hereinafter defined);

WHEREAS, the parties hereto desire to provide for, among other things, the grant of registration rights with respect to the Registrable Securities (as hereinafter defined) in contemplation of such Initial Public Offering.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. (a) Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to a Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement” means this Registration Rights Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Approved Underwriter” has the meaning set forth in Section 3(f) of this Agreement.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or Delaware are authorized or required by law or executive order to close.

“Closing Price” means, with respect to the Registrable Securities, as of the date of determination, (a) if the Registrable Securities are listed on a national securities exchange, the closing price per share of a Registrable Security on such date published in

The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or (b), if the Security is not listed or admitted to trading on any national securities exchange, the last sale price or, if such last sale price is not reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market LLC or such other system then in use; or (c) if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors. If trading is conducted on a continuous basis on any exchange, then the closing price shall be as set forth at 4:00 P.M. New York City time.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” means (i) the Common Stock, par value $0.001 per share, of the Company, (ii) any other common stock of the Company, (iii) any securities of the Company or any successor or assign of the Company into which such stock described in clauses (i) and (ii) is reclassified or reconstituted or into which such stock is converted or otherwise exchanged in connection with a combination of shares, recapitalization, merger, sale of assets, consolidation or other reorganization or otherwise or (iv) any securities received as a dividend or distribution in respect of the securities described in clauses (i), (ii), and (iii) above.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of Registrable Securities.

“Company Underwriter” has the meaning set forth in Section 4(a) of this Agreement.

“Demand Registration” has the meaning set forth in Section 3(a) of this Agreement.

“Designated Stockholder” means collectively Financial Technology Ventures (Q), L.P., Financial Technology Ventures, L.P., Financial Technology Ventures II (Q), L.P., Financial Technology Ventures II, L.P., Oak Hill Capital Management Partners, L.P., Oak Hill Capital Partners, L.P., Vikram Talwar, the Vikram Talwar 2004 Spousal Lifetime Access Trust, the Vikram Talwar 2004 Grantor Retained Annuity Trust, the Urvashi Talwar 2004 Spousal Lifetime Access Trust, Rohit Kapoor, the Rohit Kapoor 2005 Spousal Lifetime Access Trust, the Shikha Kapoor 2005 Family Trust, the Rohit Kapoor 2005 Grantor Retained Annuity Trust and the assignees of each of the foregoing as permitted by Section 2(d) of this Agreement.

“Designated Stockholders’ Counsel” has the meaning set forth in Section 8(a)(i) of this Agreement.

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including, without limitation, a contract of sale).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Existing Agreements” means, collectively, the (i) Stock Purchase Agreement, dated July 22, 2004, by and between the Company and NUI Investments Limited, (ii) Supplemental Stockholders Agreement, dated December 3, 2004, by and among the Company, TCV V, L.P. and TCV V Member Fund, L.P. and (iii) Option Agreement, dated as of July 1, 2004, by and between the Company and The Prudential Insurance Company of America Corporation.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“FTV” means Financial Technology Ventures (Q), L.P., Financial Technology Ventures, L.P., Financial Technology Ventures II (Q), L.P. and Financial Technology Ventures II, L.P., acting collectively.

“Hedging Counterparty” means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof.

“Hedging Transaction” means any transaction involving a security linked to the Registrable Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) promulgated under the Exchange Act) with respect to the Registrable Securities or transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Securities, including, without limitation, any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction. For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

(a) transactions by a Designated Stockholder in which a Hedging Counterparty engages in short sales of Registrable Securities pursuant to a Prospectus and may use Registrable Securities to close out its short position;

(b) transactions pursuant to which a Designated Stockholder sells short Registrable Securities pursuant to a Prospectus and delivers Registrable Securities to close out its short position;

(c) transactions by a Designated Stockholder in which the Designated Stockholder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a Prospectus or an exemption from registration under the Securities Act; and

(d) a loan or pledge of Registrable Securities to a Hedging Counterparty who may then become a selling stockholder and sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in each case, in a public transaction pursuant to a Prospectus.

“Incidental Registration” has the meaning set forth in Section 4(a) of this Agreement.

“Indemnified Party” has the meaning set forth in Section 9(c) of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 9(c) of this Agreement.

“Initial Public Offering” means the initial public offering of the shares of Common Stock of the Company pursuant to an effective Registration Statement filed under the Securities Act.

“Initiating Holders” (a) means, at any time, the Majority Designated Stockholders and (b) upon the earlier of (A) 18 months after the consummation of the Initial Public Offering or (B) 12 months after the consummation of the Initial Public Offering if a Demand Registration has been completed, also means (i) FTV and (ii) the Management Stockholders.

“Inspector” has the meaning set forth in Section 8(a)(viii) of this Agreement.

“IPO Pricing Date” means the date upon which the Company prices the Initial Public Offering.

“Liability” has the meaning set forth in Section 9(a) of this Agreement.

“Lock-up Agreement” means, with respect to each Designated Stockholder, the lock-up agreement entered into by such Designated Stockholder with the underwriters of the Initial Public Offering.

“Majority Designated Stockholders” means beneficial owners of Registrable Securities representing more than 50% of the total number of outstanding Registrable Securities (on an as-converted basis).

“Majority Initiating Holders” means Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders.

“Majority S-3 Initiating Holders” means S-3 Initiating Holders holding a majority of the Registrable Securities held by all of the S-3 Initiating Holders.

“Management Stockholders” means Vikram Talwar, the Vikram Talwar 2004 Spousal Lifetime Access Trust, the Vikram Talwar 2004 Grantor Retained Annuity Trust, the Urvashi Talwar 2004 Spousal Lifetime Access Trust, Rohit Kapoor, the Rohit Kapoor 2005 Spousal Lifetime Access Trust, the Shikha Kapoor 2005 Family Trust and the Rohit Kapoor 2005 Grantor Retained Annuity Trust, acting collectively.

“Market Price” means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding thirty (30) days on which the national securities exchanges are open for trading; provided, however, that if the Closing Price is determined pursuant to clause (c) of the definition of Closing Price, the “Market Price” means such Closing Price on the date of determination.

“NASD” means the National Association of Securities Dealers, Inc.

“Permitted Assignee” means, with respect to any Person, to the extent applicable, (i) such Person’s parents, spouse, siblings, children (including stepchildren and adopted children), children’s spouses, grandchildren or grandchildren’s spouses thereof (“Family Members”), (ii) a corporation, partnership or limited liability company, a majority of the beneficial interests of which shall be held by such Person, such Person’s Affiliates and/or such Person’s Family Members, (iii) a trust, the beneficiaries of which are such Person and/or such Person’s Family Members, (iv) such Person’s heirs, executors, administrators, estate or a trust under such Person’s will, (v) an entity described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, that is established by such Person, (vi) any Affiliate of such Person and (vii) any Person to whom such Person transfers Registrable Securities representing at least 0.5% of the outstanding Common Stock as of the date of such transfer.

“Permitted Withdrawal” has the meaning set forth in Section 3(g) of this Agreement.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Pledgee” has the meaning set forth in Section 2(d)(i).

“Prospectus” means the prospectus related to any Registration Statement (including, without limitation, a prospectus or prospectus supplement that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415, 430A or 430B (or any successor rules or regulations) under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference in such prospectus.

“Records” has the meaning set forth in Section 8(a)(viii) of this Agreement.

“Registrable Securities” means, subject to Section 2(b) and Section 2(d)(i), any and all shares of Common Stock now or hereafter owned by the Designated Stockholders or issued or issuable upon conversion of any convertible securities or exercise of any warrants or options now or hereafter held by any of the Designated Stockholders.

“Registration Expenses” has the meaning set forth in Section 8(d) of this Agreement.

“Registration Statement” means a registration statement filed pursuant to the Securities Act.

“S-3 Initiating Holders” has the meaning set forth in Section 5(a) of this Agreement.

“S-3 Participating Stockholders” has the meaning set forth in Section 5(a) of this Agreement.

“S-3 Registration” has the meaning set forth in Section 5(a) of this Agreement.

“Seasoned Issuer” means an issuer eligible to use Form S-3 or F-3 for a primary offering in reliance on General Instruction I.B.1 to those Forms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“underwritten public offering” of securities means a public offering of such securities registered under the Securities Act in which an underwriter, placement agent or other intermediary participates in the distribution of such securities, including, without limitation, a Hedging Transaction in which a Hedging Counterparty participates.

“Valid Business Reason” has the meaning set forth in Section 3(a) of this Agreement.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 of the General Rules and Regulations promulgated under the Securities Act and which (a) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (b) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

(b) Interpretation. Unless otherwise noted:

(i) All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time.

(ii) All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

(iii) All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended from time to time.

2. General; Securities Subject to this Agreement

(a) Grant of Rights. The Company hereby grants registration rights to the Designated Stockholders upon the terms and conditions set forth in this Agreement.

(b) Registrable Securities. For the purposes of this Agreement, Registrable Securities held by any Designated Stockholder will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement (except as provided by Section 2(d)), (ii) the entire amount of the Registrable Securities held by any Designated Stockholder (x) represents less than 0.5% of the outstanding Common Stock and (y) may be sold in a single sale, in the opinion of counsel reasonably satisfactory to the Company, without any limitation as to volume pursuant to Rule 144 (or any successor rule or regulation) under the Securities Act or (iii) they have ceased to be outstanding.

(c) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such purchase, conversion, exercise or exchange has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion, exercise or exchange of another security shall be deemed outstanding for the purposes of this Agreement.

(d) Transfer of Registration Rights.

(i) Each Designated Stockholder may transfer or pledge Registrable Securities with the associated registration rights under this Agreement (including transfers occurring by operation of law or by reason of intestacy) to a Permitted Assignee, an Affiliate of such Permitted Assignee or a pledgee (“Pledgee”) only if (1) such Permitted Assignee, Affiliate or Pledgee agrees in writing to be bound as an Designated Stockholder by the provisions of this Agreement, with such agreement substantially in the form of Annex A hereto, and (2)(A) immediately following such transfer or pledge, the further disposition of such Registrable Securities by such Permitted Assignee, Affiliate or Pledgee would be restricted under the Securities Act and the entire amount of all such Registrable Securities could not be sold in a single sale, in the opinion of counsel reasonably satisfactory to the Company, without any limitation as to volume pursuant to Rule 144 (or any successor rule or regulation) under the Securities Act or (B) such Permitted Assignee, Affiliate or Pledgee, together with its Affiliates, beneficially owns Registrable Securities representing more than 5% of the outstanding shares of Common Stock as of the date of such transfer or pledge; provided, that, FTV and the Management Stockholders may not pursuant to this Section 2(d)(i) transfer any of their rights to act as the Initiating Holders pursuant to clause (b) of the definition thereof. Upon any transfer of Registrable Securities other than as set forth in this Section 2(d), such securities shall no longer constitute Registrable Securities, except that any Registrable Securities that are pledged or made the subject of a Hedging Transaction, which Registrable Securities are not ultimately disposed of by the Designated Stockholder pursuant to such pledge or Hedging Transaction shall, to the extent such Registrable Securities remain “restricted securities” under the Securities Act, be deemed to remain “Registrable Securities” notwithstanding the release of such pledge or the completion of such Hedging Transaction.

(ii) If a Designated Stockholder assigns its rights under this Agreement in connection with the transfer of less than all of its Registrable Securities, the Designated Stockholder shall retain its rights under this Agreement with respect to its remaining Registrable Securities. If a Designated Stockholder assigns its rights under this Agreement in connection with the transfer of all of its Registrable Securities, such Designated Stockholder shall have no further rights or obligations under this Agreement, except under Section 8 hereof in respect of offerings in which it participated.

3. Demand Registration.

(a) Request for Demand Registration. At any time, and from time to time, the Initiating Holders may make a written request to the Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor form thereto), in accordance with the terms of this Agreement (a “Demand Registration”), the number of Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect (i) more than three such Demand Registrations, (ii) a Demand Registration if the Initiating Holders propose to sell Registrable Securities in such Demand Registration at an anticipated aggregate offering price (calculated based upon the Market Price of the Registrable Securities on the date on which the Company receives the written request for such Demand Registration) to the public of less than $20,000,000 unless such Demand Registration includes all of the then-outstanding Registrable Securities, (iii) any such Demand Registration commencing prior to the time permitted under any applicable Lock-up Agreement of the Designated Stockholders, as such Lock-up Agreement may be amended or waived, or (iv) any such Demand Registration within ninety (90) days after the effective date of any other Registration Statement of the Company (other than a Registration Statement on Form S-4 or S-8 or any successor form thereto); provided, further, however, that notwithstanding the foregoing, each of FTV and the Management Stockholders may not exercise its right to act an Initiating Holder pursuant to clause (b) of the definition thereof (i) more than once or (ii) if such holder does not own at least 7.5% of the Company’s outstanding Common Stock as of the date such holder seeks to exercise such right. In addition, if the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (a “Valid Business Reason”), (x) the Company may postpone filing a Registration Statement (but not the preparation of the Registration Statement) relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than forty-five (45) days after the date when the Demand Registration was requested or, if later, after the occurrence of the Valid Business Reason and (y) in case a Registration Statement has been filed relating to a Demand Registration, the Company, upon the approval of a majority of the Board of Directors, may postpone amending or supplementing such Registration Statement (in which case, if the Valid Business Reason no longer exists or if more than forty-five (45) days have passed since such postponement, the Initiating Holders may request the prompt amendment or supplement of such Registration Statement or request a new Demand Registration (which request shall not be counted as an additional Demand Registration for purposes of clause (i) above)). The Company shall give written notice to all Designated Stockholders of its determination to postpone a Registration Statement and of the fact that the Valid Business Reason for such postponement no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone a filing under this Section 3(a) due to a Valid Business Reason more than once in any six (6) month period. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

(b) Incidental or “Piggy-Back” Rights with Respect to a Demand Registration. Any Designated Stockholder which has not requested a registration under Section 3(a) may, pursuant to this Section 3(b), offer its Registrable Securities under any Demand Registration. The Company shall (i) as promptly as practicable, but in no event later than five (5) days after the receipt of a request for a Demand Registration from an Initiating Holder, give written notice thereof to all of the Designated Stockholders (other than Initiating Holders which have requested a registration under Section 3(a)), which notice shall specify the number of Registrable Securities subject to the request for Demand Registration, the names and notice information of the Initiating Holders and the intended method of disposition of such Registrable Securities, and (ii) subject to Section 3(e), include in the Registration Statement filed pursuant to the Demand Registration all of the Registrable Securities held by such Designated Stockholders from whom the Company has received a written request for inclusion therein within ten (10) days of the date on which the Company sent the written notice referred to in clause (i) above. Each such request by such Designated Stockholders shall specify the number of Registrable Securities proposed to be registered. The failure of any Designated Stockholder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Stockholder’s rights under this Section 3(b) with respect to such Demand Registration. Any Designated Stockholder may waive its rights under this Section 3(b) prior to the expiration of such 10-day period by giving written notice to the Company.

(c) Effective Demand Registration. The Company shall use its commercially reasonable efforts to cause any such Demand Registration to become effective as promptly as practicable but in no event later than the later of (i) one hundred and twenty (120) days after it receives a request under Section 3(a) hereof and (ii) ninety (90) days after the effective date of any other Registration Statement of the Company (other than a Registration Statement on Form S-4 or S-8 or any successor form thereto) that had been filed but not yet declared effective at the time such Demand Registration was made, and to remain continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold or (ii) 120 days.

(d) Expenses. Except as provided in Section 3(g) or 8(d), the Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.

(e) Underwriting Procedures. If the Company or the Majority Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause the offering made pursuant to such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any Demand Registration under this Section 3 involving an underwritten offering, none of the Registrable Securities held by any Designated Stockholder making a request for inclusion of such Registrable Securities pursuant to Section 3(a) or 3(b) hereof shall be included in such underwritten offering unless such Designated Stockholder accepts the terms of the offering as agreed upon by the Company, the Majority Initiating Holders and the Approved Underwriter, and then only in such quantity as set forth below. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the distribution of sales price of the Registrable Securities in such offering, then the Company shall include in such Demand Registration, to the extent of the amount that the Approved Underwriter believes may be sold without causing such material adverse effect, first, such number of Registrable Securities of the Designated Stockholders participating in the offering under

Section 3(a) or 3(b), which Registrable Securities shall be allocated pro rata among such Designated Stockholders participating in the offering (on an as converted basis), based on the number of Registrable Securities held by each such Designated Stockholder, second, any other securities of the Company requested by holders thereof to be included in such registration, pro rata among such other holders on the basis of the number of securities that each such holder requested to be included in such registration, except to the extent any such holders have agreed under the Existing Agreements to grant priority with regard to participation in such registration to any of the other holders, and third, securities offered by the Company for its own account.

(f) Selection of Underwriters. If any Demand Registration or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall select and obtain one or more investment banking firms of national reputation to act as the managing underwriter or underwriters of the offering; provided, however, that such firm shall, in any case, also be approved by the Majority Initiating Holders or Majority S-3 Initiating Holders, as the case may be, such approval not to be unreasonably delayed or withheld. Notwithstanding the foregoing, if any S-3 Registration of Registrable Securities is in the form of a Hedging Transaction, the Majority S-3 Initiating Holders shall select and obtain an investment banking firm of national reputation to act as the managing underwriter (or the equivalent position) of the Hedging Transaction; provided, however, that such firm shall, in any case, also be approved by the Company, such approval not to be unreasonably delayed or withheld. An investment banking firm or firms selected pursuant to this Section 3(f) shall be referred to as the “Approved Underwriter” in this Agreement.

(g) Withdrawal. The Majority Initiating Holders shall be entitled to withdraw or revoke a request for a Demand Registration without the prior written consent of the Company if (i) such withdrawal or revocation is as a result of facts or circumstances arising after the date on which a request for a Demand Registration was made and the Initiating Holders reasonably determine that participation in such registration would have a material adverse effect on the Initiating Holders, (ii) the Closing Price declines by more than ten percent (10%) from the date the Initiating Holders requested such Demand Registration or (iii) the Initiating Holders agree to pay all fees and expenses incurred by the Company in connection with such withdrawn registration (each, a “Permitted Withdrawal”). If a Permitted Withdrawal occurs under clauses (i) or (ii) above, the related Demand Registration shall be counted as a Demand Registration for purposes of Section 3(a), and if a Permitted Withdrawal occurs under clause (iii) above, the related Demand Registration shall not be counted as a Demand Registration for purposes of Section 3(a). Any Permitted Withdrawal shall constitute and effect an automatic withdrawal by all other Initiating Holders and any other Designated Stockholder participating in such Demand Registration pursuant to the provisions of Section 3(b). In addition, immediately upon determination of the price at which such Registrable Securities are to be sold in the offering, if such price is below the price which any Designated Stockholder participating in the Demand Registration finds acceptable, such Designated Stockholder shall then have the right, by written notice to the Company, to withdraw its Registrable Securities from being included in such Registration Statement.

4. Incidental or “Piggy-Back” Registration.

(a) Request for Incidental or “Piggy-Back” Registration. At any time after the IPO Pricing Date, if the Company proposes to file a Registration Statement with respect to an offering of Common Stock by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor form thereto) or for the account of any stockholder of the Company other than Designated Stockholders pursuant to Sections 3 and 5 hereof, then the Company shall give written notice of such proposed filing to each of the Designated Stockholders at least twenty (20) days before the anticipated filing date, which notice shall describe the proposed registration and distribution and offer such Designated Stockholders the opportunity to register the number of Registrable Securities that each such Designated Stockholder may request (an “Incidental Registration”). The Company shall use its commercially reasonable efforts (within twenty (20) days after the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the “Company Underwriter”) to permit each Designated Stockholder who has requested in writing to participate in the Incidental Registration pursuant to this Section 4(a) to include the number of such Designated Stockholder’s Registrable Securities indicated by such Designated Stockholder in such offering on the same terms and conditions as the Common Stock of the Company or the account of such other stockholder, as the case may be, included therein. Prior to the effective date of the Registration Statement with respect to which such Incidental Registration has been requested, immediately upon determination of the price at which such Registrable Securities are to be sold, if such price is below the price which any Designated Stockholder who requested to participate in the Incidental Registration finds acceptable, such Designated Stockholder shall then have the right, by written notice to the Company, to withdraw its request to have its Registrable Securities included in such Registration Statement. Any withdrawal of the Registration Statement by the Company for any reason shall constitute and effect an automatic withdrawal of any Incidental Registration related thereto. In connection with any Incidental Registration under this Section 4(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Stockholders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as set forth below. If the Company Underwriter determines that the registration of all or part of the securities that have been requested to be included would materially adversely affect the distribution or sales price of the securities in such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such material adverse effect, first, all of the shares of Common Stock to be offered for the account of the Company, in the case of a Company initiated Incidental Registration, or the stockholders who have requested such Incidental Registration, in the case of a stockholder initiated Incidental Registration, second, any Registrable Securities and any other shares of Common Stock requested by holders thereof (including the Designated Stockholders) to be included in such registration, pro rata among the Designated Stockholders and such other holders on the basis of the number of securities that each such holder requested to be included in such registration, except to the extent any such other holders have agreed under the Existing Agreements to grant priority with regard to participation in such registration to any of the other holders, and third, all of the shares of Common Stock to be offered for the account of the Company, in the case of a stockholder initiated Incidental Registration.

(b) Expenses. Except as provided in Section 8(d), the Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.

5. Form S-3 Registration.

(a) Request for a Form S-3 Registration. Upon the Company becoming eligible for use of Form S-3 or any successor form thereto under the Securities Act in connection with a secondary public offering of its equity securities, in the event that the Company shall receive from the Majority Designated Stockholders (collectively, the “S-3 Initiating Holders”) a written request that the Company register under the Securities Act on Form S-3 or any successor form then in effect (an ”S-3 Registration”) the sale of all or a portion of the Registrable Securities owned by such S-3 Initiating Holders (which S-3 Registration may be a shelf registration pursuant to Rule 415 promulgated under the Securities Act (or any successor rule or regulation)), the Company shall give written notice of such request to all of the other Designated Stockholders (other than S-3 Initiating Holders which have requested an S-3 Registration under this Section 5(a)) as promptly as practicable but in no event later than ten (10) days before the anticipated filing date of such Form S-3, which notice shall describe the proposed registration, the intended method of disposition of such Registrable Securities and any other information that at the time would be appropriate to include in such notice, and offer such other Designated Stockholders the opportunity to register the number of Registrable Securities as each such Designated Stockholder may request in writing to the Company, given within ten (10) days of the date on which the Company sent the written notice of such registration. Each request for an S-3 Registration by the S-3 Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof. With respect to each S-3 Registration, the Company shall, subject to Section 5(b), (i) include in such offering the Registrable Securities of the S-3 Initiating Holders and the Designated Stockholders who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holders included therein (collectively, the “S-3 Participating Stockholders”) and (ii) use its commercially reasonable efforts to cause such registration pursuant to this Section 5(a) to become and remain effective as soon as practicable but in no event earlier than 90 days after the effective date of any other Registration Statement of the Company (other than a Registration Statement on Form S-4 or S-8 or any successor form thereto) that had been filed with the Commission but not yet declared effective at the time such registration was requested. Notwithstanding the foregoing, immediately upon determination of the price at which such Registrable Securities are to be sold in a S-3 Registration that is a firm commitment underwritten offering, if such price is below the price which any Participating S-3 Stockholder finds acceptable, such Participating S-3 Stockholder shall then have the right, by written notice to the Company, to withdraw its Registrable Securities from being included in such offering; provided, that such a withdrawal by any one of the S-3 Initiating Holders shall constitute and effect an automatic withdrawal by all other Participating S-3 Stockholders. If the S-3 Initiating Holders request, and if the Company is a Well-Known Seasoned Issuer, the Company shall cause such S-3 Registration to be made pursuant to an Automatic Shelf Registration Statement and may omit the names of the Participating S-3 Stockholders and the amount of the Registrable Securities to be offered thereunder.

(b) Form S-3 Underwriting Procedures. If the Majority S-3 Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause such S-3 Registration pursuant to this Section 5 to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any S-3 Registration under Section 5(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Stockholders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the Majority S-3 Initiating Holders, and then only in such quantity as set forth below. If the Approved Underwriter advises the Company that the registration of all or part of the Registrable Securities which the S-3 Initiating Holders and the other Designated Stockholders have requested to be included would materially adversely affect the distribution or sales price of the Registrable Securities in such public offering, then the Company shall include in such underwritten offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such material adverse effect, first, such number of Registrable Securities of the Designated Stockholders participating in the offering under Section 3(a), which Registrable Securities shall be allocated pro rata among such Designated Stockholders participating in the offering (on an as converted basis), based on the number of Registrable Securities held by each such Designated Stockholder, second, any other securities of the Company requested by holders thereof to be included in such registration, pro rata among such other holders on the basis of the number of securities that each such holder requested to be included in such registration, except to the extent any such holders have agreed under the Existing Agreement to grant priority with regard to participation in such registration to any of the other holders, and third, securities offered by the Company for its own account.

(c) Limitations on Form S-3 Registrations. If the Board of Directors has a Valid Business Reason, (x) the Company may postpone filing a Registration Statement relating to an S-3 Registration (but not the preparation of the Registration Statement) until such Valid Business Reason no longer exists, but in no event for more than forty-five (45) days after the date when the S-3 Registration was requested or, if later, after the occurrence of the Valid Business Reason and (y) in case a Registration Statement has been filed relating to a S-3 Registration, the Company, upon the approval of a majority of the Board of Directors or may postpone amending or supplementing such Registration Statement (in which case, if the Valid Business Reason no longer exists or if more than forty-five (45) days have passed since such postponement, the S-3 Initiating Holders may request the prompt amendment or supplement of such Registration Statement or a new S-3 Registration). The Company shall give written notice to all Designated Stockholders of its determination to postpone or delay amending or supplementing a Registration Statement and of the fact that the Valid Business Reason for such postponement or delay no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone a filing or delay amending or supplementing a filing, under this Section 5(c), due to a Valid Business Reason more than once in any six (6) month period. In addition, the Company shall not be required to effect any registration pursuant to Section 5(a), (i) within ninety (90) days after the effective date of any other Registration Statement of the Company (other than a Registration Statement on Form S-4 or S-8 or any successor form thereto), (ii) if Form S-3 is not available for such offering by the S-3 Initiating Holders or (iii) if the S-3 Initiating Holders, together with the Designated Stockholders (other than S-3 Initiating Holders which have requested an S-3 Registration under Section 5(a)) registering Registrable Securities in such registration, propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the last date on which the Company could receive requests for inclusion in such S-3 Registration under Section 5(a)) to the public of less than $20,000,000.

(d) Expenses. Except as provided in Section 8(d), the Company shall bear all Registration Expenses in connection with any S-3 Registration pursuant to this Section 5, whether or not such S-3 Registration becomes effective.

(e) Automatic Shelf Registration Statement. After the Registration Statement with respect to a S-3 Registration that is an Automatic Shelf Registration Statement becomes effective, upon written request by the S-3 Initiating Holders, the Company shall, as promptly as practicable after receiving such request, (i) file with the Commission a prospectus supplement naming the S-3 Participating Stockholders as selling stockholders and the amount of Registrable Securities to be offered and to include, to the extent not included or incorporated by reference in the Registration Statement, any other information omitted from the Prospectus used in connection with such Registration Statement as permitted by Rule 430B promulgated under the Securities Act (including the plan of distribution) and (ii) to pay any necessary filing fees within the time period required.

6. Hedging Transactions.

(a) In any S-3 Registration, the S-3 Initiating Holders may elect to engage in a Hedging Transaction. The Company agrees that, in connection with any proposed Hedging Transaction, if, in the reasonable judgment of Designated Stockholders’ Counsel (after good-faith consultation with counsel to the Company), it is necessary or desirable to register under the Securities Act such Hedging Transaction or sales or transfers (whether short or long) of Registrable Securities in connection therewith, then the Company shall use commercially reasonable efforts to take such actions (which may include, among other things, the filing of a prospectus supplement or post-effective amendment to a Registration Statement to include additional or changed information that is material or is otherwise required to be disclosed, including, without limitation, a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its Affiliates as underwriters or potential underwriters, if applicable, or any change to the plan of distribution) as may reasonably be required to register such Hedging Transaction or sales or transfers of Registrable Securities in connection therewith under the Securities Act in a manner consistent with the rights and obligations of the Company hereunder with respect to the registration of Registrable Securities. Any information regarding the Hedging Transaction included in a Registration Statement, Prospectus or Free Writing Prospectus pursuant to this Section 6(a) shall, for purposes of Section 9, be deemed to be information provided by the Designated Stockholder that is party to such Hedging Transaction and is selling Registrable Securities pursuant to such Registration Statement for purposes of Section 9.

(b) The selection of any Hedging Counterparty shall not be subject to Section 3(f), but the Hedging Counterparty shall be selected by the Designated Stockholders holding a majority of the Registrable Securities subject to the Hedging Transaction that are proposed to be included in such Registration Statement.

(c) If in connection with a Hedging Transaction, a Hedging Counterparty or any Affiliate thereof is (or may be considered) an underwriter or selling stockholder, then it shall be required to provide customary indemnities to the Company regarding the plan of distribution and like matters.

(d) The Company further agrees to include, under the caption “Plan of Distribution” (or the equivalent caption), in each Registration Statement and any related Prospectus (to the extent such inclusion is permitted under applicable Commission regulations and is consistent with comments received from the Commission during any Commission review of the Registration Statement), language substantially in the form of Annex B hereto and to include in each Prospectus supplement filed in connection with any proposed Hedging Transaction language mutually agreed upon by the Company, the relevant Designated Stockholder and the Hedging Counterparty describing such Hedging Transaction.

7. Holdback Agreements.

(a) Restrictions on Public Sale by Designated Stockholders.

(i) To the extent requested by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering, each Designated Stockholder (other than any Pledgee or Hedging Counterparty), agrees (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 (or any successor rule or regulation) promulgated under the Securities Act, or offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of any Registrable Securities and (y) except as otherwise consented to by the Company, not to make any request for a Demand Registration or S-3 Registration under this Agreement, in each case, during the period beginning on the effective date of any Registration Statement relating to a registration in which Designated Stockholders of Registrable Securities are participating and ending on the ninetieth (90th) day following the actual effective date of such Registration Statement (except as part of such registration); provided, however, that any waiver or exception from these provisions with respect to a Designated Stockholder by the Company, any Approved Underwriter or any Company Underwriter shall automatically apply to all Designated Stockholders. In connection with the Initial Public Offering, in lieu of the foregoing provisions of this Section 7(a), each Designated Stockholder shall comply with the terms of its applicable Lock-up Agreement.

(ii) Notwithstanding anything herein to the contrary, no Pledgee or Hedging Counterparty shall be required to agree to any restriction on its ability to trade in any securities, including the restrictions set forth in this Section 7(a). The Designated Stockholders hereby agree that they shall act in good faith with respect to the restrictions set forth in Section 7(a) and shall take no action or omit to take any action with the intention of circumventing or evading the restrictions applicable to them under this 7(a).

(b) Restrictions on Public Sale by the Company. Unless the Company shall have received the prior written consent of the Majority Designated Stockholders, the Company agrees not to (i) effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor form thereto), (ii) file any Registration Statements relating to the registration of securities for the Company’s account (except pursuant to registrations on Form S-4 or S-8 or any successor form thereto), or (iii) make any public announcements related to clause (i) or (ii), in each case, during the period beginning on the effective date of any Registration Statement relating to a registration in which the Designated Stockholders of Registrable Securities are participating and ending on the earlier of (X) the date on which all Registrable Securities registered on such Registration Statement are sold and (Y) 90 days after the actual effective date of such Registration Statement (except as part of such registration).

8. Registration Procedures.

(a) Obligations of the Company. Whenever registration of Registrable Securities has been requested or required pursuant to Section 3, Section 4 or Section 5, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall:

(i) as expeditiously as possible, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including, without limitation, any documents incorporated by reference therein), or before using any Free Writing Prospectus, the Company shall provide one firm of legal counsel selected by the Designated Stockholders holding a majority of the Registrable Securities being registered in such registration (“Designated Stockholders’ Counsel”) and any other Inspector with an opportunity to review and comment on such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus to be filed with the Commission, subject to such documents being under the Company’s control, and (y) the Company shall notify the Designated Stockholders’ Counsel and each seller of Registrable Securities pursuant to such Registration Statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(ii) as expeditiously as possible, prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 120 days (or, in the case of an S-3 Registration, three years from the effective date of the Registration Statement if such Registration Statement is filed pursuant to Rule 415 promulgated under the Securities Act (or any successor rule or regulation)) and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (or, if such Registration Statement is an Automatic Shelf Registration Statement, on the third anniversary of the date of filing of such Automatic Shelf Registration Statement); and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) as expeditiously as possible, furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus included in such Registration Statement (including each preliminary Prospectus), any Prospectus filed under Rule 424 under the Securities Act and any Free Writing Prospectus as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) as expeditiously as possible, register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and to continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(v) as expeditiously as possible following its actual knowledge thereof, notify each seller of Registrable Securities: (A) when a Prospectus, any Prospectus supplement, any Free Writing Prospectus, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the Commission, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement, related Prospectus or Free Writing Prospectus or for additional information; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and (D) of the existence of any fact or happening of any event of which the Company has knowledge which makes any statement of a material fact in such Registration Statement, related Prospectus or Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement, Prospectus or Free Writing Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vi) as expeditiously as possible, upon the occurrence of any event contemplated by Section 8(a)(v)(D) or, subject to Sections 3(a) and 5(c), the existence of a Valid Business Reason, as promptly as practicable, prepare a supplement or amendment to such Registration Statement, related Prospectus or Free Writing Prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such Registration Statement, Prospectus or Free Writing Prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3, Section 4 or Section 5, as the case may be) and take such other commercially reasonable actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities and shall provide all reasonable cooperation, including causing its appropriate officers to attend and participate in “road shows” and other information meetings organized by the Approved Underwriter or Company Underwriter, if applicable, and causing counsel to the Company to deliver customary legal opinions in connection with any such underwriting agreements;

(viii) make available at reasonable times for inspection by any managing underwriter or broker/dealer participating in any disposition of such Registrable Securities pursuant to a Registration Statement, any attorney retained by any such managing underwriter or broker/dealer and Designated Stockholders’ Counsel (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the Company’s independent registered public accounting firm, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential. In the event that the Company is unsuccessful in preventing the disclosure of such Records, such seller agrees that it shall furnish only portion of those Records which it is advised by counsel is legally required and shall exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to those Records;

(ix) if such sale is pursuant to an underwritten offering, obtain a “cold comfort” letter dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent registered public accounting firm in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter reasonably requests;

(x) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

(xi) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xii) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

(xiii) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

(xiv) use its commercially reasonable efforts to cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities, as may be reasonably necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities; and

(xv) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby and reasonably cooperate with the holders of such Registrable Securities to facilitate the disposition of such Registrable Securities pursuant thereto;

(xvi) as expeditiously as possible and within the deadlines specified by the Securities Act, make all required filings of all Prospectuses and Free Writing Prospectuses with the Commission; and

(xvii) as expeditiously as possible and within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby).

(b) Seller Requirements. In connection with any offering under any Registration Statement under this Agreement, each Designated Stockholder (i) shall promptly furnish to the Company in writing such information with respect to such Designated Stockholder and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by law for use in connection with any related Registration Statement or Prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Stockholder not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to such Designated Stockholder necessary in order to make the statements therein not misleading; (ii) shall comply with the Securities Act and the Exchange Act and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of the Registrable Securities; and (iii) shall not use any Free Writing Prospectus without the prior written consent of the Company. If any seller of Registrable Securities fails to provide such information required to be included in such Registration Statement by applicable securities laws or otherwise necessary or desirable in connection with the disposition of such Registrable Securities in a timely manner after written request therefor, the Company may exclude such seller’s Registrable Securities from a registration under Sections 3, 4 or 5 hereof.

(c) Notice to Discontinue. Each Designated Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8(a)(v)(D) or, subject to Section 3(a) and 5(c), the existence of Valid Business Reason, such Designated Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Stockholder’s receipt of the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by Section 8(a)(vi) (or if no supplemental or amended prospectus or Free Writing Prospectus is required, upon confirmation from the Company that use of the Prospectus or Free Writing Prospectus is once again permitted) and, if so directed by the Company, such Designated Stockholder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Designated Stockholder’s possession, of the Prospectus or Free Writing Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 8(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 8(a)(v)(D) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by and meeting the requirements of Section 8(a)(v).

(d) Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with state securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company and of its independent registered public accounting firm and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and, the reasonable and documented legal fees, charges and expenses of one law firm designated by the holders of a majority of the Registrable Securities participating in any registration incurred by the Designated Stockholders in any such registration and (v) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or S-3 Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 8(d) are referred to herein as “Registration Expenses.” The Designated Stockholders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to registration and sale of such Designated Stockholders’ Registrable Securities and shall, other than as set forth in clause (iv) above, bear the fees and expenses of their own counsel.

9. Indemnification; Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Stockholder, its partners, directors, officers, Affiliates, stockholders, members, employees, trustees and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Stockholder from and against any and all losses, claims, damages, liabilities and expenses, or any action or proceeding in respect thereof (including reasonable costs of investigation and reasonable attorneys’ fees and expenses) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon (a) any untrue, or allegedly untrue, statement of a material fact contained in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any amendment or supplement thereto; and (b) the omission or alleged omission to state in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made; provided, however, that the Company shall not be held liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto in reliance upon and in conformity with information concerning such Designated Stockholder furnished in writing to the Company by or on behalf of such Designated Stockholder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Sections 8(b) and 9(b). The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Stockholders of Registrable Securities.

(b) Indemnification by Designated Stockholders. In connection with any offering in which a Designated Stockholder is participating pursuant to Section 3, 4 or 5, such Designated Stockholder agrees severally to indemnify and hold harmless the Company, the other Designated Stockholders, any underwriter retained by the Company and each Person who controls the Company, the other Designated Stockholders or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Stockholders (including indemnification of their respective partners, directors, officers, members, employees and trustees), but only to the extent that Liabilities arise out of or are based upon a statement or alleged statement or an omission or alleged omission that was made in reliance upon and in conformity with information with respect to such Designated Stockholder furnished in writing to the Company by or on behalf of such Designated Stockholder expressly for use in such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto, including, without limitation, the information furnished to the Company pursuant to Section 8(b); provided, however, that the total amount to be indemnified by such Designated Stockholder pursuant to this Section 9(b) shall be limited to the net proceeds received by such Designated Stockholder in the offering to which such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto relates.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification or contribution hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. Each Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such expenses shall be reimbursed as incurred. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding. Notwithstanding the foregoing, if at any time an Indemnified Party shall have requested the Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by this Section 9, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without the Indemnifying Party’s written consent if (i) such settlement is entered into more than thirty (30) business days after receipt by the Indemnifying Party of the aforesaid request and (ii) the Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request or contested the reasonableness of such fees and expenses prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section 9 from the Indemnifying Party is unavailable to an Indemnified Party hereunder or insufficient to hold harmless an Indemnified Party in respect of any Liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or

Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 9(a), 9(b) and 9(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by any Designated Stockholder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Stockholder in the offering.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

10. Rule 144. The Company covenants that from and after the IPO Pricing Date it shall take such action as may be required from time to time to enable such Designated Stockholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Stockholder, deliver to such Designated Stockholder a written statement as to whether it has complied with such requirements.

11. Miscellaneous.

(a) Stock Splits, etc. The provisions of this Agreement shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations recapitalizations and the like occurring after the date hereof.

(b) No Inconsistent Agreements. The Company hereby represents and warrants that, except for the Existing Agreements, it has not previously entered into any agreement granting registration rights to any Person with respect to any securities of the Company. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Stockholders in this Agreement or grant any additional registration rights to any Person or with respect to any securities that are not Registrable Securities which rights are inconsistent with the rights granted in this Agreement.

(c) Remedies. The Designated Stockholders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

(d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by the Company and Majority Designated Stockholders; provided, however, that no amendment, modification, supplement, waiver or consent to depart from the provisions hereof shall be effective if such amendment, modification, supplement, waiver or consent to depart from the provisions hereof materially and adversely affects the substantive rights or obligations of one Designated Stockholder, or group of Designated Stockholders, without a similar and proportionate effect on the substantive rights or obligations of all Designated Stockholders, unless each such disproportionately affected Designated Stockholder consents in writing thereto.

(e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopy, electronic transmission, courier service or personal delivery:

(i)	If to the Company:

ExlService Holdings, Inc.

350 Park Avenue

New York, New York 10022

Telecopy: (212) 277-7111

Attention: General Counsel

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Telecopy: (212) 757-3990

Attention: John C. Kennedy, Esq.

(ii)	If to any Designated Stockholder, at its address as it appears in the books and records of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied, or electronically transmitted. Any party may by notice given in accordance with this Section 11(e) designate another address or Person for receipt of notices hereunder.

(f) Permitted Assignees; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the permitted assignees of the parties hereto as provided in Section 2(d). Except as provided in Section 9, no Person other than the parties hereto and their permitted assignees is intended to be a beneficiary of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

(k) Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement. Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

(l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

(m) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(n) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

EXLSERVICE HOLDINGS, INC.

By:	/s/ Rohit Kapoor
Name:	Rohit Kapoor
Title:	President and CFO

OAK HILL CAPITAL PARTNERS, L.P.

By:	/s/ John R. Monsky
Name:	John R. Monsky
Title:	Vice President

OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.

By:	/s/ John R. Monsky
Name:	John R. Monsky
Title:	Vice President

FINANCIAL TECHNOLOGY VENTURES, L.P.

By:	/s/ David A Haynes
Name:	David A. Haynes
Title:	Partner and COO

FINANCIAL TECHNOLOGY VENTURES (Q), L.P.

By:	/s/ David A Haynes
Name:	David A. Haynes
Title:	Partner and COO

FINANCIAL TECHNOLOGY VENTURES II (Q), L.P.

By:	/s/ David A Haynes
Name:	David A. Haynes
Title:	Partner and COO

FINANCIAL TECHNOLOGY VENTURES II, L.P.

By:	/s/ David A Haynes
Name:	David A. Haynes
Title:	Partner and COO

/s/ Vikram Talwar
Vikram Talwar

VIKRAM TALWAR 2004 SPOUSAL LIFETIME ACCESS TRUST

By:	/s/ Urvashi Talwar
Name:	Urvashi Talwar
Title:	Trustee

By:	/s/ Rohit Kapoor
Name:	Rohit Kapoor
Title:	Trustee

URVASHI TALWAR 2004 SPOUSAL LIFETIME ACCESS TRUST

By:	/s/ Vikram Talwar
Name:	Vikram Talwar
Title:	Trustee

By:	/s/ Rohit Kapoor
Name:	Rohit Kapoor
Title:	Trustee

VIKRAM TALWAR 2004 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Vikram Talwar
Name:	Vikram Talwar
Title:	Trustee

/s/ Rohit Kapoor
Rohit Kapoor

ROHIT KAPOOR 2005 SPOUSAL LIFETIME ACCESS TRUST

By:	/s/ Shikha Kapoor
Name:	Shikha Kapoor
Title:	Trustee

By:	/s/ Tulika Kapoor
Name:	Tulika Kapoor
Title:	Trustee

SHIKHA KAPOOR 2005 FAMILY TRUST

By:	/s/ Rohit Kapoor
Name:	Rohit Kapoor
Title:	Trustee

By:	/s/ Tulika Kapoor
Name:	Tulika Kapoor
Title:	Trustee

ROHIT KAPOOR 2005 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Rohit Kapoor
Name:	Rohit Kapoor
Title:	Trustee

Annex A

[Name and Address of Transferee]

ExlService Holdings, Inc.

350 Park Avenue

New York, New York 10022

[Name and Address of Transferor]

            , 200

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement, dated as of             , 2006 (the “Registration Rights Agreement”), by and among ExlService Holdings, Inc., a Delaware corporation, and the certain stockholders named therein. All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Registration Rights Agreement.

In connection with the transfer by [Name of Transferor] of Registrable Securities with associated registration rights under the Registration Rights Agreement to [Name of Transferee] as transferee (the “Transferee”), the Transferee hereby agrees to be bound as a Designated Stockholder by the provisions of the Registration Rights Agreement as provided under Section 2(d)(i) thereto.

This consent shall be governed by New York law.

Yours sincerely,

[Name of Transferee]

By:
Name:
Title:

Annex B

Plan of Distribution

A selling stockholder may also enter into hedging and/or monetization transactions. For example, a selling stockholder may:

•	enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling stockholder and engage in short sales of our common stock under this prospectus, in which case the other party may use shares of our common stock received from the selling stockholder to close out any short position;

•	sell short our common stock under this prospectus and use shares of our common stock held by the selling stockholder to close out any short position;

•	enter into options, forwards or other transactions that require the selling stockholder to deliver, in a transaction exempt from registration under the Securities Act, shares of our common stock to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling stockholder and publicly resell or otherwise transfer shares of our common stock under this prospectus;

•	loan or pledge shares of our common stock to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling stockholder and sell the pledged shares, under this prospectus; or

•	enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post effective amendment).